Exhibit 10.2

EXECUTED COPY

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of February 8, 2005, by and among Quadrangle Master Funding Ltd, a Cayman Islands limited company (“QDRF”), POI Acquisition, LLC, a Delaware limited liability company (“POI Acquisition”), and Protection One, Inc., a Delaware corporation (the “Company”), and each other Person who becomes a Holder (as defined below) hereunder.

RECITALS

WHEREAS, (i) POI Acquisition owns two-thirds of the outstanding shares of common stock of POI Acquisition I, Inc (“PAII”), which directly owns approximately 88% of the outstanding shares of common stock of the Company, and QDRF owns one-third of the outstanding shares of common stock of PAII and (ii) POI Acquisition owns two-thirds of the lenders’ rights under a Revolving Credit Facility with Protection One Alarm Monitoring, Inc, (“POAM”) a wholly-owned subsidiary of the Company, dated December 21, 1998 (as modified, amended, renewed, extended or restated from time to time, the “Credit Facility”) and QDRF owns one-third of the lenders’ rights under the Credit Facility;

WHEREAS, pursuant to an exchange agreement dated as of November 12, 2004 (the “Exchange Agreement”), in connection with discharge of certain indebtedness under the Credit Facility, the Company will issue 10,666,667 Common Shares (as defined below) to POI Acquisition and 5,333,333 Common Shares to QDRF (the “Restructuring”); and

WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition precedent to the consummation of the Restructuring.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein and in the Exchange Agreement, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.           Definitions.  For purposes of this Agreement, the following capitalized terms have the following meanings:

“Common Shares” means the shares of common stock, par value $0.01 per share, of the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Holders” means POI Acquisition and QDRF and each of their respective transferees of Registrable Securities who agrees to be bound by the provisions of this Agreement in accordance with Section 9(g) hereof.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, governmental authority or other entity.

“Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Registrable Securities” means all Common Shares held as of the date hereof by the Holders (including, without limitation, any Common Shares beneficially owned by the Holders through their equity interests in PAII) and any Conversion Securities as defined in Section 9(f).  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed by the Holder thereof to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by the Company or any subsidiary of the Company.

“Registration Statement” means any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, any preliminary prospectus, all amendments and supplements to such registration statement (including post-effective amendments), all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“S-3 Eligible” means the ability of the Company to file a Registration Statement on Form S-3 under the Securities Act.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Underwritten Offering” means a distribution, registered pursuant to the Securities Act, in which securities of the Company are sold to the public through one or more underwriters in a “firm commitment” underwriting.

SECTION 2.           Demand Registration.

(a)                                  Requests for Registration.

(i)                                     Subject to the terms and conditions set forth in this Agreement, each Holder will have the right, by written notice delivered to the Company (a “Demand Notice”), to request that the Company register Registrable Securities held by such Holder(s) under and in accordance with the provisions of the Securities Act (a “Demand Registration”); provided that a Holder may not provide a Demand Notice for so long as such Holder is able to sell its Registrable Securities pursuant to Rule 144(k) under the Securities Act (or any similar rule then in force).

(ii)                                  (x) POI Acquisition may make up to four (4) Demand Registrations pursuant to Section 2(a)(i) and (y) QDRF may make up to two (2) Demand Registrations pursuant to Section 2(a)(i) (provided, that QDRF may make up to two (2) additional Demand Registrations if and for so long as the Company is S-3 Eligible), except that no Demand Notice may be given prior to six (6) months after the Effectiveness Date (as defined below) of the immediately preceding Demand Registration.

(b)                                 Filing and Effectiveness.

(i)                                     The Company will file a Registration Statement relating to any Demand Registration as promptly as reasonably practicable (but in any event within 90 days in the case of a registration made on Form S-1, or a comparable successor form, as applicable, or 45 days in the case of any registration made on Form S-3 or a comparable successor form, as applicable) following the date on which the Demand Notice is given and will use its reasonable efforts to cause the same to be declared effective by the SEC as soon as reasonably practicable thereafter, but in any event will use its reasonable efforts to cause the same to be declared effective by the SEC within 150 days thereafter in the case of any registration made on Form S-1 (or a comparable successor form) and within 90 days thereafter in the case of any registration made on Form S-3 (or a comparable successor form) (in each such case, such date being the “Effectiveness Date”).

(ii)                                  The Company will use its reasonable best efforts to comply with all necessary provisions of the federal securities laws in order to keep each Registration Statement relating to a Demand Registration effective for a period of (i) in the case of an Underwritten Offering, three (3) months from its Effectiveness Date, and (ii) in the case of any registration made pursuant to Rule 415 under the Securities Act, six (6) months from its Effectiveness Date, or, in any case, such shorter period that will terminate when all Registrable Securities covered by such Registration Statement have been sold pursuant to such Registration Statement (in each case, such period being the “Effective Period”), provided, however, that if any Black-Out (as defined below) occurs during an Effectiveness Period, then such Effectiveness Period will be tolled for the duration of the Black-Out.

Within ten (10) business days after receipt of such Demand Notice, the Company will serve written notice thereof (the “Notice”) to all other Holders and will, subject to the provisions of Sections 2(c) and 3(b)(y), include in any registration required under this Section 2 all Registrable Securities with respect to which the Company receives written requests for inclusion therein within fifteen (15) days after such Notice is given to the applicable Holder.  The Holder requesting such Demand Registration will be permitted to withdraw in good faith all or part of the Registrable Securities from a Demand Registration at any time prior to the Effectiveness Date of such Demand Registration, in which event the Company will promptly amend or, if applicable, terminate or withdraw the related Registration Statement (whether or not other Holders have elected to include Registrable Securities in such Registration Statement) and, in the event of such a withdrawal, subject to the provisions of Section 8, such withdrawn Registration Statement shall not be considered a Demand Registration for purposes of Section 2(a)(ii).

(c)                                  Priority on Demand Registration.  Notwithstanding the foregoing and subject to the restrictions set forth in Section 3(b)(y), if the managing underwriter or underwriters of an Underwritten Offering to which such Demand Registration relates advises the

Company that the total amount of Registrable Securities that the Holder or Holders intend to include in such Demand Registration, together with any Piggyback Shares (as defined below) requested to be included in such registration by any other Holder(s) pursuant to Section 2(b)(ii) above or any other Person pursuant to similar registration rights, is in the aggregate such as to materially and adversely affect the success of such offering (including by affecting the price per share in the offering), then the number of Registrable Securities to be included in such Demand Registration will, if necessary, be reduced pro rata in accordance with Section 3(b)(y) and there will be included in such Underwritten Offering the largest number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without materially and adversely affecting the success of such Underwritten Offering.

(d)                                 Limitations on Demand Registration.  Notwithstanding anything to the contrary in any other provision of this Agreement, the Company will not be required to effect a Demand Registration pursuant to this Section 2:

(i)                                     during the period starting with the date of filing of, and ending on the last day of the Effectiveness Period relating to a registration statement in which such Holder had the right to participate pursuant to Section 3 (or with respect to which such Holder provided a Demand Notice), including a Registration Statement in which the managing underwriter reduced the Holder’s participation pursuant to Section 3(b); or

(ii)                                  if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2 a certificate stating that in the good faith judgment of the Board of Directors of the Company, such registration and offering could materially interfere with a bona fide financing transaction of the Company, including without limitation a primary offering of securities, or any other material business transaction of the Company, or would require disclosure of information, the premature disclosure of which could materially and adversely affect the Company, in which event the Company shall have the right to defer the filing or effectiveness of a Registration Statement for a period of not more than one-hundred twenty (120) days after receipt of the request of a Holder pursuant to Section 2; provided that such right to delay a request shall be exercised by the Company not more than once in any consecutive twelve-month period.

SECTION 3.           Piggyback Registration.

(a)                                  Right to Piggyback.  If at any time the Company proposes to file a Registration Statement, whether or not for sale for the Company’s own account, on a form and in a manner that would also permit registration of Registrable Securities (other than in connection with a registration statement on Forms S-4 or S-8 or any similar or successor form), the Company shall give to Holders holding Registrable Securities written notice of such proposed filing at least thirty (30) days before the anticipated filing.  The notice referred to in the preceding sentence shall offer such Holders the opportunity to register such amount of Registrable Securities as each such Holder may request (a “Piggyback Registration”).  Subject to Section 3(b), the Company will include in each such Piggyback Registration (and any related qualification under state blue sky laws and other compliance filings, and in any underwriting involved therein) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the written notice from the Company is given.  Each such Holder will be permitted to withdraw all or part of its Registrable

Securities from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration.

(b)                                 Priority on Piggyback Registrations.  The Company will use its reasonable best efforts to cause the managing underwriter or underwriters of a proposed Underwritten Offering to permit Holders holding Registrable Securities requested to be included in the registration for such offering to include therein all such Registrable Securities requested to be so included (such securities, together with any other shares of the same class requested to be included in such registration by any other Person pursuant to similar registration rights, the “Piggyback Shares”) on the same terms and conditions as any securities of the Company included therein (other than the indemnification by the Holders, which will be limited as set forth in Section 7(b) hereof and provided, that the Holders give customary covenants, representations and warranties).  The Company shall cooperate with any such Holder of Registrable Securities in order to seek to limit any representations and warranties to, or agreements with, the Company or the underwriters to be made by such Holder only to those representations, warranties or agreements regarding such Holder, such Holder’s Registrable Securities and such Holder’s intended method of distribution and any other representations required by law.  Notwithstanding the foregoing, if the managing underwriter or underwriters of such Underwritten Offering advises the Company to the effect that the total amount of securities that such Holders, the Company and any other Person propose to include in such Underwritten Offering is such as to materially and adversely affect the success of such offering (including by affecting the price per share in the offering), then the Company will include in such registration:

(x)                                   in the case of a registration in connection with a sale of securities for the Company’s own account, (i) first, 100% of the securities that the Company proposes to sell for its own account, (ii) second, to the extent that the number of securities in clause (i) above is less than the number of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the number of Piggyback Shares of each Holder and the number of Piggyback Shares requested to be included in such offering by any other Persons pursuant to similar registration rights, determined pro rata on the basis of the number of Common Shares beneficially owned by each Holder requesting registration and such other Persons requesting registration, collectively; and

(y)                                 in the case of a Demand Registration or other sale of securities on account of any Person other than the Company, (i) first, 100% of the number of Registrable Securities requested to be included in such Demand Registration or other sale by the applicable Holder or other Person, as the case may be, (ii) second, to the extent that the number of securities in clause (i) above, if applicable, is less than the number of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to in Section 2(c) above, the number of Piggyback Shares requested to be included in such offering by any other Holder or any other Persons pursuant to similar registration rights, determined pro rata on the basis of the number of Common Shares beneficially owned by each such Person requesting registration and (iii) third, to the extent that the number of securities in clauses (i) and (ii) above is less than the number of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to in Section 2(c) above, the securities sought to be included by the Company in the offering.

(c)                                  Right to Terminate Registration.  The Company shall have the right to postpone, terminate or withdraw any registration initiated by it under this Section 3 prior to the effectiveness of such registration whether or not the Holders have elected to include Registrable Securities in such registration.

SECTION 4.           Registration Procedures.  In connection with the Company’s registration obligations pursuant to, and subject to the terms and conditions contained in, Sections 2 and 3, the Company will use its reasonable best efforts to effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as reasonably practicable, and in each case to the extent applicable:

(a)                                  Prepare and file with the SEC a Registration Statement or Registration Statements on any appropriate form under the Securities Act available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method or methods of distribution thereof, and use reasonable efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference) the Company will furnish to (i) the Holders holding Registrable Securities covered by such Registration Statement, (ii) not more than one counsel chosen by Holders holding a majority of the Registrable Securities included in the Demand Notice or, in the case of a Piggyback Registration, the Holders holding a majority of the Registrable Securities being registered (“Special Counsel”) and (iii) the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders, such Special Counsel and such underwriters, and the Company will not file any such Registration Statement or amendment thereto or any Prospectus or any supplement thereto (excluding such documents that, upon filing, will be incorporated or deemed to be incorporated by reference therein) to which the Holders holding a majority of the Registrable Securities covered by such Registration Statement or the managing underwriter, if any, shall reasonably object.

(b)                                 Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable Effectiveness Period specified in Section 2; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(c)                                  Notify the selling Holders and the managing underwriters, if any, reasonably promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Company contained in any agreement contemplated by Section 4(l) (including any underwriting agreement) cease to be true and correct in any material respect, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the occurrence of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in a Registration Statement, Prospectus or any such document so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

(d)                                 Use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment.

(e)                                  Furnish to each selling Holder and each managing underwriter, if any, without charge, at least one conformed copy of the Registration Statement and any post-effective amendment thereto (but excluding schedules, all documents incorporated or deemed incorporated therein by reference and all exhibits, unless requested in writing by such Holder or underwriter).

(f)                                    Deliver to each selling Holder and the underwriters, if any, without charge as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such persons may reasonably request; and, subject to Section 5(e), the Company hereby consents to the use of such Prospectus or each amendment or supplement thereto by each of the selling Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto.

(g)                                 Prior to any public offering of Registrable Securities, to register or qualify or cooperate with the selling Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing; use all reasonable efforts to keep such registration or qualification (or exemption therefrom) effective during the period the applicable Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in each such jurisdiction of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company will not be required to (i) qualify to do business in any jurisdiction where it is not then so qualified, (ii) conform its capitalization or the composition of its assets at the time to the securities or blue sky laws of such jurisdiction, or (iii) take any action that would subject it to taxation or service of process in any such jurisdiction where it is not then so subject.

(h)                                 Cooperate with the selling Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, shall request at least two business days prior to any sale of Registrable Securities to the underwriters.

(i)                                     Upon the occurrence of any event contemplated by Section 4(c)(ii), Section 4(c)(vi) or 4(c)(vii), prepare a supplement or post-effective amendment to each Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j)                                     Use its reasonable efforts to cause all Registrable Securities covered by such Registration Statement to be listed on the principal securities exchange or exchanges or qualified for trading on the principal over the counter market, if any, on which securities issued by the Company of the same class are then listed or qualified or, if no such securities issued by the Company are then so listed or qualified, on such securities exchange or over the counter market as the Company shall determine.

(k)                                  As needed, (i) engage an appropriate transfer agent and provide the transfer agent with printed certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Securities.

(l)                                     Enter into such customary agreements (including, in the event of an Underwritten Offering, an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other commercially reasonable and customary actions in connection therewith (including in the event of an Underwritten Offering, those reasonably requested by the managing underwriters) in order to facilitate the disposition of such Registrable Securities and in such connection, but only where an underwriting agreement is entered into in connection with an Underwritten Offering, (i) make such representations and warranties to the underwriters with respect to the businesses of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference therein, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) use reasonable best efforts to obtain opinions of counsel to the Company and updates thereof, which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, addressed to each of the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters; (iii) use reasonable best efforts to obtain “comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings; and (iv) in the case of any Underwritten Offering where the proposed maximum aggregate offering price for the Registrable Securities offered thereunder exceeds $30 million, cause the Company’s management to be made reasonably available for, and assist in, the marketing and disposition of such Registrable Securities in the manner and to the extent reasonably requested by the underwriters including, without limitation, participation by management in customary road shows, investor conferences and other similar presentations.  The foregoing actions will be taken in connection with each closing under such underwriting agreement as and to the extent required thereunder.

(m)                               Make available for reasonable inspection during normal business hours by a representative of the Holders holding Registrable Securities being sold, any underwriter participating in any disposition of Registrable Securities, and any attorney or accountant retained by such selling Holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any records, information or documents that are designated by the Company in writing as confidential at the time of delivery of such records, information or documents will be kept confidential by such Persons unless (i) such records, information or documents are in the public domain or otherwise publicly available, (ii) disclosure of such records, information or documents is required by court or administrative order; provided, that such Holder notifies the Company of any such requirement and cooperates with the Company in seeking a protective or restraining order limiting such disclosure, or (iii) disclosure of such records, information or documents, in the reasonable opinion of counsel to such Person, after consultation with the Company, is otherwise required by law (including, without limitation, pursuant to the requirements of the Securities Act).

(n)                                 Use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 calendar days after the end of any 12-month period (or 90 calendar days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering, or (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company, after the effective date of a Registration Statement, which statements shall cover such 12-month period.

SECTION 5.           Certain Covenants.  The Company’s registration obligations to a Holder shall be conditioned upon compliance with the following:

(a)                                  such Holder shall cooperate with the Company in connection with the preparation of the Registration Statement, and such Holder will provide to the Company, in writing, for use in the Registration Statement, all information regarding such Holder and such other information as may be necessary to enable the Company to prepare the Registration

Statement and Prospectus covering the Registrable Securities and to maintain the currency and effectiveness thereof;

(b)                                 such Holder shall enter into such agreements with the Company and any underwriter, broker-dealer or similar securities industry professional containing representations, warranties, indemnities and agreements as are in each case customarily entered into and made by selling stockholders, and will cause its counsel to give any legal opinions customarily given, in secondary distributions under similar circumstances;

(c)                                  during such time as such Holder may be engaged in a distribution of the Registrable Securities, such Holder will use its best efforts to comply with all laws applicable to such distribution, including, but not limited to Regulation M promulgated under the Exchange Act, and pursuant thereto will, among other things, to the extent applicable:  (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such rules; (ii) distribute the Registrable Securities owned by such Holder solely in the manner described in the Registration Statement; (iii) cause to be furnished to each underwriter, agent or broker-dealer to or through whom the Registrable Securities owned by such Holder may be offered, or to the offeree if an offer is made directly by the Holder, such copies of the Prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such underwriter, agent, broker-dealer or offeree; and (iv) not bid for or purchase any securities of the Company or attempt to induce any person to purchase any securities of the Company other than as permitted under the Exchange Act;

(d)                                 upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 4(c)(ii), 4(c)(iii), 4(c)(v), 4(c)(vi) or 4(c)(vii) (“Suspension Notice”), such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus (a “Black-Out”) until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(i), or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and such Holder has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus.  Except as expressly provided herein, there shall be no limitation with regard to the number of Suspension Notices that the Company is entitled to give hereunder; provided, however, that in each such event the Company will use its reasonable best efforts to promptly cure the event giving rise to the Suspension Notice.

SECTION 6.           Registration Expenses.  Subject to the penultimate sentence of Section 8, all expenses in connection with any Registration Statement, any qualification or compliance with federal or state laws required in connection therewith, and the distribution of the Registrable Securities shall, as between the Holders and the Company, be borne as follows:

(a)                                  the Company shall pay and be responsible for (i) all registration and filing fees (including fees and expenses for compliance with federal or state securities laws or state “blue sky” laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing a reasonable number of prospectuses if the printing of such prospectuses is requested by the Holders holding a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses incurred by the Company, (iv) fees and disbursements of counsel for the Company incurred by the Company, (v) fees and disbursements of all independent certified public accountants referred to in Section 4(l)(iii) (including the expenses of any special audit and “comfort” letter required by or incident to such performance) incurred by the Company, (vi) reasonable and documented fees and out-of-pocket expenses of one Special Counsel retained by the Holders in connection with the registration and sale of their Registrable Securities (which counsel will be chosen by Holders holding a majority of the Registrable Securities included in a Demand Notice or, in the case of a Piggyback Registration, the Holders holding a majority of the Registrable Securities being registered), and (vii) reasonable and documented underwriter fees and out-of-pocket expenses.  In addition, the Company will pay internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which securities of the same class issued by the Company are then listed or for admission of any securities for quotation and an inter-dealer quotation system, as applied and the fees and expenses of any Person, including special experts, retained by the Company.

(b)                                 the Holders shall pay (i) any underwriting discount or selling commission with respect to any sale of Registrable Securities held by them pursuant to this Agreement, (ii) any taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of Registrable Securities and (iii) any legal, accounting and other expenses incurred by them, except as provided above with respect to Special Counsel, in connection with any Registration Statement.

SECTION 7.           Indemnification.

(a)                                  Indemnification by the Company.  The Company will indemnify and hold harmless, to the fullest extent permitted by law, each Holder holding Registrable Securities registered pursuant to this Agreement, the officers, directors, partners, agents and employees of each of them, each Person who controls such a Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, agents and employees of any such controlling person (collectively, the “Holder Indemnified Parties”), from and against all losses, claims, damages, liabilities, costs (including without limitation the costs of investigation and attorneys’ fees) and expenses (collectively, “Losses”), arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration; provided, however, that the Company will not indemnify or hold harmless any Holder Indemnified Party from or against any such Losses (i) that arise out of or are based upon, in the case of a non-Underwritten Offering, any failure by such Holder to give any purchaser of Registrable Securities at or prior to the written confirmation of such sale, a copy of the most recent Prospectus or (ii) if the untrue statement, omission or allegation thereof upon which such Losses are based (x) was made in reliance upon and in conformity with the information provided in writing by or on behalf of any Holder Indemnified Party specifically for use or inclusion in the Registration Statement or any Prospectus, or (y) was made in any Prospectus used after such time as the Company advised such Holder that the filing of a post-effective amendment or supplement thereto was required, except the Prospectus as so amended or supplemented, or (z) was made in any Prospectus used after such time as the obligation of the Company hereunder to keep the Registration Statement effective and current has expired or been suspended hereunder.

(b)                                 Indemnification by Holders.  In connection with any Registration Statement in which a Holder is participating, such Holder will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement, Prospectus or preliminary prospectus and will, severally but not jointly, indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons (collectively, the “Company Indemnified Parties”), from and against all Losses arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or in any amendment or supplement thereto or in any preliminary prospectus or arising out of or based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if the statement or omission was made in reliance upon and in conformity with the information provided in writing by or on behalf of such Holder or any person who controls such Holder specifically for use or inclusion in the Registration Statement or any Prospectus, (ii) the use of any Prospectus after such time as the Company has advised such Holder that the filing of a post-effective amendment or supplement thereto is required, except the Prospectus as so amended or supplemented, (iii) the use of any Prospectus after such time as the obligation of the Company hereunder to keep the Registration Statement effective and current has expired or been suspended hereunder, or (iv) in the case of a non-Underwritten Offering, any failure by such Holder to give any purchaser of Registrable Securities at or prior to the written confirmation of such sale, a copy of the most recent Prospectus.  In no event will the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)                                  Conduct of Indemnification Proceedings.  If any person shall become entitled to indemnity hereunder (an “indemnified party”), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the “indemnifying party”) of any claim or of the commencement of any action or proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the indemnifying party will not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been prejudiced materially by such failure.  All reasonable and documented fees and expenses (including any reasonable fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) will be paid to the indemnified party (provided appropriate documentation for such expenses is also submitted with such notice), as incurred, within five calendar days of written notice thereof to the indemnifying party.  The indemnifying party will not consent to entry of any judgment or enter into any settlement or otherwise seek to terminate any action or proceeding in which any indemnified party is or could be a party and as to which indemnification or contribution could be sought by such indemnified party under this Section 7, unless such judgment, settlement or other termination includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder.

(d)                                 Contribution.  If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Section 7(a) or 7(b) in respect of any Losses or is insufficient to hold such indemnified party harmless, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, will, severally but not jointly, contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or indemnifying parties, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such indemnifying party or indemnifying parties, on the one hand, and such indemnified party, on the other hand, will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or related to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses will be deemed to include any legal or other fees or expenses incurred by such party in connection with any action or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 7(d), an indemnifying party that is a selling Holder will not be required to contribute any amount in excess of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such contribution obligation over the amount of any damages that such indemnifying party has otherwise been required to pay pursuant to Section 7(b) by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The indemnity, contribution and expense reimbursement obligations of the Company hereunder will be in addition to any liability the Company may otherwise have hereunder or otherwise.  The provisions of this Section 7 will survive any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such seller or any termination of this Agreement.

SECTION 8.           Underwritten Registrations.  If any of the Registrable Securities included in any Demand Registration are to be sold in an Underwritten Offering, the Holders holding a majority of the Registrable Securities included in the Demand Notice may select an investment banker or investment bankers and manager or managers to manage the Underwritten Offering, provided that such investment banker or bankers and managers is (are) reasonably acceptable to the Company.  If any Piggyback Registration is an Underwritten Offering, the Company will have the exclusive right to select the investment banker or investment bankers and managers to administer the offering.  If requested by the underwriters for any Underwritten Offering in which a Holder participates as selling shareholder, the Company shall enter into a customary underwriting agreement with the underwriters.  Such underwriting agreement shall be reasonably satisfactory in form and substance to the Holders if any such Holder is participating as a selling Holder in such Underwritten Offering and shall contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities and contribution agreements on substantially the same terms as those contained herein; provided, however, that the Company shall not be required to make any representations or warranties to any Holder with respect to written information specifically provided by a selling Holder for inclusion in the registration statement.  Such underwriting agreement shall also contain such representations and warranties by the participating Holders with respect to title and ownership of shares as are customary in agreements of that type.  Any Holder participating in an Underwritten Offering may, before any Registration Statement becomes effective, withdraw his or its Registrable Securities from inclusion therein, should the terms of sale not be satisfactory to such Holder, however, if the Holder who initiated the Underwritten Offering pursuant to the exercise of its rights under Section 2 so withdraws, such registration shall be deemed to have occurred for the purposes of Section 2(a)(ii), unless such Holder pays within 20 days after any such withdrawal, all of the out-of-pocket expenses of the Company incurred in connection with such registration. The Company and the Holders agree that, in connection with any Underwritten Offering hereunder, they shall agree to any restrictions required by the underwriters on the sale of Common Shares or other securities by such party after the completion of the Underwritten Offering; provided, however, that the period of such restrictions shall not exceed 90 days in connection with any offering.

SECTION 9.           Miscellaneous.

(a)                                  Remedies.  In the event of a breach by a party of its obligations under this Agreement, each other party, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  Each party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any provision of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it will waive the defense that a remedy at law would be adequate.

(b)                                 Rule 144.  The Company covenants that (i) so long as it remains subject to the reporting provisions of the Exchange Act, it will use its best efforts to timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 under the Securities Act), and (ii) will take such further action as any Holder of Registrable Securities may reasonably request in writing, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC.  Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

(c)                                  Nominees for Beneficial Owners.  If Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement (or any determination of any number or percentage of shares constituting Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement), provided that the Company shall have received assurances reasonably satisfactory to it of such beneficial ownership.

(d)                                 Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented without the prior written consent of (i) the Company, (ii) Holders holding in excess of 50% of the Registrable Securities beneficially held by POI Acquisition and its transferees and (iii) Holders holding in excess of 50% of the Registrable Securities beneficially held by QDRF and its transferees.  No amendment that materially adversely affects any particular Holder may be effected to this Agreement without the consent of such Holder.

(e)                                  Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) upon delivery if sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) upon delivery if deposited with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company to:

Protection One, Inc
1035 N. 3rd Street, Suite 101
Lawrence, Kansas 66044
Telephone:  785-575-1707
Facsimile:  785-575-1711

Attention: Darius G. Nevin

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
Telephone:  312-861-2000
Facsimile:   312-861-2200
Attention:  John M. Jennings

If to POI Acquisition:

c/o Quadrangle Group LLC
375 Park Avenue
New York, New York 10152
Telephone: 212-418-1700
Facsimile: 212-418-1701
Attention: David Tanner

If to QDRF:

c/o Quadrangle Group LLC
375 Park Avenue
New York, New York 10152
Telephone: 212-418-1700
Facsimile: 212-418-1701
Attention: Michael Weinstock

in the case of notice to POI Acquisition or QDRF, with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3790
Telephone: 212-455-2000
Facsimile:  212-455-2502
Attention:  Alan M. Klein

and

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019-6099

Telephone: 212-728-8000

Facsimile: 212-728-8111

Attention: Michael Kelly

or to such other address or addresses as shall be designated in writing.  All notices shall be effective when received.

(f)                                    Merger, Amalgamation or Consolidation of the Company.  If the Company is a party to any merger, amalgamation, or consolidation pursuant to which the Registrable Securities are converted into or exchanged for securities or the right to receive securities of any other person (“Conversion Securities”), the issuer of such Conversion Securities shall assume (in a writing delivered to all Holders) all obligations of the Company hereunder.  The Company will not effect any merger, amalgamation, or consolidation described in the immediately preceding sentence unless the issuer of the Conversion Securities complies with this Section 9(f).

(g)                                 Successors and Assigns.  Subject to the terms and conditions of the Stockholders Agreement dated as of the date hereof among QDRF, POI Acquisition and the Company (the “Stockholders Agreement”), any lawful transferee (other than pursuant to an offering registered under the Securities Act or a sale to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force)) of all or a portion of the Registrable Securities shall become a Holder hereunder to the extent it agrees in writing to be bound by all of the provisions applicable hereunder to the transferring Holder (such acknowledgment being evidenced by execution and delivery to the Company of a Counterpart and Acknowledgment substantially in the form of Exhibit A).

Subject to the requirements of this Section 9(g), this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.

(h)                                 PAII.  QDRF and POI Acquisition agree to cause PAII to comply with the provisions of this Agreement as if it were a Holder and a party hereto.

(i)                                     Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

(j)                                     Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

(k)                                  Governing Law.  This Agreement shall be governed in all respects by the laws of the State of New York without giving effect to conflicts of law principles.

(l)                                     Separability.  In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(m)                               Entire Agreement.  This Agreement and the other documents delivered pursuant hereto and the Stockholders Agreement constitute the full and entire understanding and agreement among the parties with regard to the subjects thereto and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

(n)                                 No Inconsistent Agreements.  The rights granted to the holders of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with any other agreements to which the Company is a party or by which it is bound.  Without the prior written consent of POI Acquisition and QDRF (in each case, for so long as they hold Registrable Securities), neither the Company nor any Holder will, on or after the date of this Agreement, enter into any agreement with respect to its securities which conflicts with the provisions hereof, other than any lock-up agreement with the underwriters in connection with any registered offering effected hereunder, pursuant to which the Company shall agree not to register for sale, and the Company shall agree not to sell or otherwise dispose of, Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, for a specified period following the registered offering.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PROTECTION ONE, INC.

By:	/s/ Eric Griffin
Name: Eric Griffin
Title: Vice President

POI ACQUISITION, L.L.C.

By:	/s/ David A. Tanner
Name: David A. Tanner
Title: Member

QUADRANGLE MASTER FUNDING LTD

By:	/s/ Michael Weinstock
Name: Michael Weinstock
Title: Member